   As filed with the Securities and Exchange Commission on November 30, 1995
                                              Registration No. 33-
                                                                  ----------

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                 ------------

                                   FORM S-8
                           REGISTRATION STATEMENT
                                     UNDER
                         THE SECURITIES ACT OF 1933

                                 ------------

                    ROCKY MOUNTAIN CHOCOLATE FACTORY, INC.
            (Exact name of registrant as specified in its charter)

                Colorado                                84-0910696
       (State or other jurisdiction        (I.R.S. Employer Identification No.)
    of incorporation or organization)

             265 Turner Drive                               81301
            Durango, Colorado                             (Zip Code)
 (Address of Principal Executive Offices)

                                 ------------

         1990 NONQUALIFIED STOCK OPTION PLAN FOR NONEMPLOYEE DIRECTORS
                            (Full title of the Plan)

                                 ------------

         Lawrence C. Rezentes                                 Copy to:
       Vice President - Finance                             Kenn W. Webb
Rocky Mountain Chocolate Factory, Inc.                   Thompson & Knight,
           265 Turner Drive                          A Professional Corporation
       Durango, Colorado 81301                           1700 Pacific Avenue
(Name and address of agent for service)                       Suite 3300
                                                          Dallas, Texas 75201
            (970) 259-0554                                   (214) 969-1700
     (Telephone number, including
    area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
  Title of                          Proposed     Proposed maximum     Amount
 securities          Amount         maximum          aggregate          of
   to be             to be       offering price       offering      registration
registered (3)   registered (1)   per share (2)       price (2)         fee
--------------------------------------------------------------------------------
Common Stock         40,000          $12.75          $510,000         $175.86
par value $.03       shares
per share
--------------------------------------------------------------------------------
(1) Pursuant to Rule 416, shares issuable upon any stock split, stock dividend or similar transaction with respect to these shares are also being registered hereunder.

(2) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h) on the basis of the average of the high and low prices for the Common Stock ($12.75) on the Nasdaq National Market on November 27, 1995, as reported in THE WALL STREET JOURNAL.

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.      PLAN INFORMATION.*

Item 2.      REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

-------------
* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

    The following documents filed by the Registrant with the Securities and Exchange Commission are incorporated by reference in this Registration
Statement:

    (1) The Registrant's Annual Report on Form 10-K for the fiscal year ended February 28, 1995;

    (2) The Company's Quarterly Reports on Form 10-Q for the quarters ended May 31, 1995 and August 31, 1995; and

    (3) The description of the Common Stock contained in the Registration Statement on Form 8-A of the Company heretofore filed by the Company with the Commission, including any amendment or report filed for the purpose of updating such description.

    In addition, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  DESCRIPTION OF SECURITIES.

    Not Applicable.

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

    Not Applicable.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Article XII of the Company's Articles of Incorporation, as amended, provides as follows:

         The personal liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director is limited to the full extent provided by Colorado law.

Pursuant to Section 7-108-402 of the Colorado Business Corporation Act, the Company is prohibited from eliminating or limiting the personal liability of a director to the Company or to its shareholders for monetary damages for any breach of the director's duty of loyalty to the Company or to its shareholders, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, distributions made in violation of the Company's Articles of Incorporation or Colorado law, any transaction from which the director directly or indirectly received an improper personal benefit or any act occurring before this Article of the Company's Articles of Incorporation became effective (August 9, 1989).

    Article IX of the Company's Bylaws provides that the Company shall indemnify directors, officers, employees and agents in accordance with Colorado law. The Bylaws also authorize the Company to purchase and maintain insurance on behalf of such persons regardless of whether the Company would have the power to indemnify for the liability insured against.

    Article 109 of the Colorado Business Corporation Act allows a corporation to indemnify its officers, directors, employees and agents against liability incurred because such person is or was an officer, director, employee or agent if such person, (i) conducted himself or herself in good faith; (ii) reasonably believed, (x) in the case of conduct in an official capacity with the corporation, that his or conduct was in the best interests of the corporation (or employee benefit plan, if applicable), or (y) in all other cases, that his or her conduct was at least not opposed to the corporation's best interests; and (iii) in the case of any criminal proceeding, such person had no reasonable cause to believe the conduct was unlawful.

    A corporation is prohibited from indemnifying an officer, director, employee of agent if such person was adjudged liable to the corporation or was adjudged liable on the basis that he or she derived an improper personal benefit.

    A corporation is required to indemnify an officer, director, employee or agent if such person was wholly successful, on the merits or otherwise, in defense of any proceeding to which such person was a party, against reasonable expenses incurred by him or her in connection with the proceeding.

    Article 109 also contains provisions relating to the advancement of expenses, petitioning the court for indemnification, authorization of indemnification by disinterested parties and notice to shareholders of indemnification.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED.

    Not Applicable.

Item 8.  EXHIBITS.

    The following documents are filed as exhibits to this Registration
Statement:

          5.1 Opinion of Thompson & Knight, A Professional Corporation, regarding 40,000 shares of Common Stock.

         23.1 Consent of Grant Thornton LLP to incorporation of report by reference.

         23.2 Consent of Thompson & Knight, A Professional Corporation (included in the opinion filed herewith as Exhibit 5.1).

         24.1 Power of Attorney (included on signature page of this Registration Statement).

Item 9.  UNDERTAKINGS.

    The Registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Durango and State of Colorado on the 30th day of November, 1995.

                                      ROCKY MOUNTAIN CHOCOLATE FACTORY, INC.

                                      By:     /s/ Franklin E. Crail
                                         ---------------------------------------
                                           Franklin E. Crail,
                                           Chairman of the Board of Directors
                                           and President

                               POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that the undersigned directors and officers of Rocky Mountain Chocolate Factory, Inc., a Colorado corporation, which is filing a Registration Statement on Form S-8 with the Securities and Exchange Commission under the provisions of the Securities Act of 1933, as amended, hereby constitute and appoint Franklin E. Crail and Lawrence C. Rezentes, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign such Registration Statement and any or all amendments to the Registration Statement, including a Prospectus or an amended Prospectus therein, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


      SIGNATURE                               TITLE                                        DATE
      ---------                               -----                                        -----
 /s/ Franklin E. Crail       Chairman of the Board of Directors, President,           November 30, 1995
-------------------------    Treasurer and Director (principal executive officer)
   Franklin E. Crail

 /s/ Lawrence C. Rezentes    Vice President -- Finance (principal financial and       November 30, 1995
-------------------------    accounting officer)
   Lawrence C. Rezentes

 /s/ Lee N. Mortenson        Director                                                 November 30, 1995
-------------------------
   Lee N. Mortenson

 /s/ Ralph L. Nafziger       Vice President -- Manufacturing and Director             November 30, 1995
-------------------------
   Ralph L. Nafziger

 /s/ Fred M. Trainor         Director                                                 November 30, 1995
-------------------------
   Fred M. Trainor

 /s/ Gerald A. Kien          Director                                                 November 30, 1995
-------------------------
   Gerald A. Kien

 /s/ Everett A. Sisson       Director                                                 November 30, 1995
-------------------------
   Everett A. Sisson

                               INDEX TO EXHIBITS

                                                                             SEQUENTIALLY
                                                                               NUMBERED
EXHIBIT NUMBER                          EXHIBIT                                  PAGE
--------------                          -------                              ------------
     5.1           Opinion of Thompson & Knight, A Professional
                   Corporation, regarding 40,000 shares of Common Stock.

    23.1 Consent of Grant Thornton LLP to incorporation of report by reference.

    23.2           Consent of Thompson & Knight, A Professional
                   Corporation (included in the opinion filed herewith as Exhibit 5.1).

    24.1 Power of Attorney (included on signature page of this Registration Statement).